Exhibit 21

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                                           SUBSIDIARIES OF THE REGISTRANT


       Parent                                          Subsidiary                     Ownership        Organization
       ------                                          ----------                     ---------        ------------
Montgomery Financial Corporation               Montgomery Savings, A Federal             100%              Federal
                                                        Association

Montgomery Savings                                   MSA Service Corp.                   100%              Indiana

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     The financial  statements of the Registrant are consolidated  with those of its subsidiaries.